POWER OF ATTORNEY
For Executing SEC Forms 3, 4 and 5

    Know all by these presents, that the undersigned hereby constitutes and appoints each of Amy R. Piepmeier and William E. Hanigan, who may each sign independent of the other, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is the attorney-in-fact's employer assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Granite Falls Energy, LLC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

				 /s/ Rodney R. Wilkison
Date:	12/3/2015		 Printed Name:  Rodney R. Wilkison




State of Minnesota	)
			) s.s.:
County of Lyon		)


On this 1st day of December,2015,before me, the undersigned notary public, personally appeared Rodney Wilkison, and executed the foregoing instrument for the purposes therein expressed and acknowledged it to be his free act and deed.
																	/s/ Patricia A. Moe
				Patricia A. Moe, Notary Public
				My Commission Expires: 1-31-2020